[EXHIBIT 1.1]

                              WILD HEART RANCH INC.

                             SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to "Wild Heart Ranch Inc.", hereby subscribes for the purchase of the number of Common Shares indicated below of Wild Heart Ranch Inc., at a purchase price of $1.00 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.   INVESTMENT:

          (1)  Number of Shares ___________________________

          (2)  Total Contribution ($1.00/Share) $__________________

               Date of Investor's check ___________

B.   REGISTRATION:

          (3)  Registered owner: __________________________

               Co-Owner: __________________________________

          (4)  Mailing address: ___________________________

               City, State & Zip: _________________________

          (5)  Residence Address (if different from above): ____________________

               City, State & Zip: _________________________

          (6)  Birth Date: ______/______/______

          (7)  Employee or Affiliate: Yes ______ No ______

          (8)  Social Security #: ______/______/______

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                    U.S. Citizen [ ]     Other [ ]

                    Co-Owner Social Security #: ______/______/______

                    U.S. Citizen [ ]     Other [ ]

                    Corporate or Custodial:

                    Taxpayer ID #: ______/______/______

                    U.S. Citizen [ ]     Other [ ]

          (9)  Telephone (H) (   ) ______________________


C.   OWNERSHIP:

          [ ] Individual Ownership      [ ] IRA or Keogh

          [ ] Joint Tenants with Rights of Survivorship

          [ ] Tenants in Common

          [ ] Tenants by the Entirety

          [ ] Trust/Date Trust Established_______________

          [ ] Pension/Trust (S.E.P.)

          [ ] Corporate Ownership

          [ ] Partnership

          [ ] Other_______________________________


D.   SIGNATURES:

Registered Owner: _____________________________

Co-Owner: _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

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Date: _____________________

Signature: ___________________________________


MAIL TO:

         Ms. Dawn L. Van Zant
         Wild Heart Ranch, Inc.
         145 Tyee Drive, Number 1573
         Point Roberts, Washington 98281
         Telephone: (800) 665-0411
         Facsimile: (604) 948-0814

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FOR OFFICE USE ONLY:

Date Received: _________________       Date Accepted/Rejected:__________________

Subscriber's Check Amount: $___________________

Check No.: ______________          Date of Check: ________________

Date of Deposit: ________________________________